UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2007

Affinia Group Intermediate Holdings Inc. Affinia Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-128166-10	34-2022081

Delaware	333-128166	20-1483322

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1101 Technology Drive, Ann Arbor, Michigan	48108

(Address of principal executive offices)	(Zip Code)

(734) 827-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Affinia Group Inc. and Affinia Group Intermediate Holdings Inc. (together, the “Company”) are filing this Form 8-K/A to amend the Company’s Current Report on Form 8-K filed on December 15, 2005, in order to update certain disclosures therein with respect to the Company’s comprehensive restructuring strategy (the “Restructuring”).

Section 2 - Financial Information

Item 2.05 - Costs Associated with Exit or Disposal Activities.

As part of its previously announced Restructuring, the Company today announced its decision to close its Sudbury, Ontario foundry. The press release announcing this closure is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Company expects the closure of this facility to be completed by the third quarter of 2007. These actions are expected to result in the Company incurring pre-tax charges of approximately $9 million, of which approximately 89% will be future cash expenditures. The restructuring costs are comprised of employee severance costs of $4 million, environmental costs of $3 million and other trailing liabilities of $2 million. The Company will recognize the severance costs in the first quarter of 2007 with the remaining costs recognized in 2007 and 2008.

The Company continues to expect that it will incur total pre-tax costs of up to $152 million in connection with the Restructuring. The Company also continues to expect that the major components of such costs will be employee severance costs, asset impairment charges related to fixed assets, and environmental remediation, site clearance and repair costs, each of which should represent approximately 38%, 20% and 13% respectively, of the total cost of the Restructuring. Of these costs, the employee severance costs and environmental remediation, site clearance and repair costs generally represent cash charges, while the asset impairment charges are non-cash. The Company estimates that approximately 72% of the total costs related to the Restructuring (or approximately $110 million) will result in future cash expenditures. The Company still expects to complete the remainder of the Restructuring program announcements prior to the end of 2007.

All discussions of costs and time periods set forth in this amended Current Report are estimates which, while based on the Company’s current expectations, are subject to change. See “Forward Looking Statements” below.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K/A includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this amended Current Report, the words “estimates,” “expects,” “intends,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon the Company’s current expectations and various assumptions. The Company’s expectations and beliefs are expressed in good faith and the Company believes there is a reasonable basis for them. However, the Company cannot make any assurances that these expectations and beliefs will be achieved.

There are a number of risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements contained in this amended Current Report. Important factors that could cause the Company’s actual results to differ materially from the forward-looking statements made in this amended Current Report are contained in the Company’s filings with the Securities and Exchange Commission under the heading “Risk Factors” and include, among other risks: the Company’s substantial leverage; limitations on flexibility in operating the Company’s business contained in its debt agreements; pricing pressures; the shift in demand from premium to economy products; the Company’s dependence on its largest customers; changing distribution channels; increasing costs for manufactured components, raw materials, crude oil and energy prices; the Company’s ability to achieve cost savings from the restructuring; the consolidation of distributors; risks associated with the Company’s non-U.S. operations; product liability and customer warranty and recall claims; changes to environmental and automotive safety regulations; non-performance by, or insolvency of, the Company’s suppliers or customers; the threat of work stoppages and other labor disputes; challenges to the Company’s intellectual property portfolio; and the company’s exposure to product liability and other liabilities for which Dana Corporation retained responsibility due to its Chapter 11 filing. There may be other factors that could cause the Company’s actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this amended Current Report and are expressly qualified in their entirety by the cautionary statements included in this amended Current Report. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Item 2.06 - Material Impairments.

The information set forth under Item 2.05 relating to impairment charges is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release of Affinia Group Inc. dated March 30, 2007.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Affinia Group Intermediate Holdings Inc. Affinia Group Inc.

Date: March 30, 2007	By:	/s/ Steven E. Keller

Name: Steven E. Keller
Title: General Counsel

EXHIBIT INDEX

99.1	Press Release of Affinia Group Inc. dated March 30, 2007.